Exhibit 99.1

NAME DEVELOPMENT LTD.

Condensed Financial Statements

June 30, 2004 and December 31, 2004

(Unaudited)

NAME DEVELOPMENT LTD.

Condensed Financial Statements (Unaudited)

June 30, 2004 and December 31, 2004

NAME DEVELOPMENT LTD.

Condensed Balance Sheets

(Unaudited)

	June 30, 2004	December 31, 2004
Assets

Current assets:
Cash	$4,269,497	10,358,297
Trade accounts receivable	3,397,683	3,441,182
Other receivables	255,230	22,639
Prepaid expenses, net	209,236	338,726
Other current assets	220,573	115,948

Total current assets	8,352,219	14,276,792

Intangible assets, net	1,594,511	1,260,925
Security deposits	27,000	27,000

Total other assets	1,621,511	1,287,925

Total assets	$9,973,730	15,564,717

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$9,178	16,396
Accrued expenses, including related party	216,831	382,595
Income taxes	4,412,685	5,261,835

Total liabilities	4,638,694	5,660,826

Class C redeemable preferred stock, $1.00 par value, 300,000,000 authorized and 177,636,966 shares outstanding	—	177,636,966
Stockholder’s equity (deficit):
Common stock, $1.00 par value, 50,000 shares authorized and outstanding	50,000	—
Class A common stock, $1.00 par value. 100 shares authorized and 1 share outstanding	—	1
Class B common stock, $1.00 par value, 100 shares authorized and 1 share outstanding	—	1
Retained earnings (accumulated deficit)	5,285,036	(167,733,077)

Total stockholder’s equity (deficit)	5,335,036	(167,733,075)

Total liabilities and stockholder’s equity (deficit)	$9,973,730	15,564,717

See accompanying notes to condensed financial statements.

NAME DEVELOPMENT LTD.

Condensed Statements of Operations

Six months ended December 31, 2003 and 2004 (Unaudited)

	2003	2004
Revenue	$2,561,447	10,697,919

Operating expenses:
Service costs	660,284	876,230
General and administrative	31,342	1,324,271

Total operating expenses	691,626	2,200,501

Gain on sales of intangible assets, net	504,041	401,387

Income from operations	2,373,862	8,898,805

Other income, net	94	19,198

Income before provision for income taxes	2,373,956	8,918,003

Income tax expense	216,633	849,150

Net income	$2,157,323	8,068,853

See accompanying notes to condensed financial statements.

NAME DEVELOPMENT LTD.

Condensed Statements of Stockholder’s Equity (Deficit)

(Unaudited)

			Retained Earnings (accumulated deficit)	Total stockholder’s equity (deficit)

	Common stock
	Shares	Amount
Balances at June 30, 2004	50,000	$50,000	5,285,036	5,335,036

Dividend distribution to stockholder			(3,500,000)	(3,500,000)
Issuance of Class A common stock	1	1		1
Issuance of Class B common stock	1	1		1
Cancellation of common stock	(50,000)	(50,000)		(50,000)
Deemed dividend of redemption value of Class C redeemable preferred stock			(177,586,966)	(177,586,966)
Net income			8,068,853	8,068,853

Balances at December 31, 2004	2	$2	(167,733,077)	(167,733,075)

See accompanying notes to condensed financial statements.

NAME DEVELOPMENT LTD.

Condensed Statements of Cash Flows

Six months ended December 31, 2003 and 2004 (Unaudited)

	2003	2004
Cash flows from operating activities:
Net income	$2,157,323	8,068,853
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of intangible assets	(504,041)	(401,387)
Amortization of intangible assets	297,680	452,725
Impairment loss on intangible assets	53,682	36,194
Changes in operating assets and liabilities:
Trade accounts receivable	(167,424)	(43,499)
Prepaid expenses, other current assets, and security deposits	152,452	(5,554)
Accounts payable	1,627	8,818
Accrued expenses, including related party	79,979	165,764
Income taxes	216,633	849,150

Net cash provided by operating activities	2,287,911	9,131,064

Cash flows from investing activities:
Proceeds from the sale of intangible assets	469,604	644,030
Purchase of intangible assets	(683,399)	(186,296)

Net cash provided by (used in) investing activities	(213,795)	457,734

Cash flows from financing activities:
Proceeds from the issuance of common stock	—	2
Dividends paid to stockholder	(1,700,000)	(3,500,000)

Net cash used in financing activities	(1,700,000)	(3,499,998)

Net increase in cash	374,116	6,088,800

Cash at beginning of period	1,399,452	4,269,497

Cash at end of period	$1,773,568	10,358,297

Supplemental disclosure of noncash investing and financing activities:
Issuance of class C Preferred Stock	$—	177,636,966

See accompanying notes to condensed financial statements.

NAME DEVELOPMENT LTD.

Notes to Condensed Financial Statements (Unaudited)

June 30, 2004 and December 31, 2004

(1)	Description of Business and Basis of Presentation

Name Development Ltd. (Company or Name Development) based in the British Virgin Islands, was formed in July 2000. Name Development is principally involved in the field of direct navigation. Direct navigation is one of the methods that online consumers use to search for information, products or services online. Direct navigation is primarily characterized by online users directly accessing a Web site by typing descriptive keywords or keyword strings into the uniform resource locator, or URL, address box of an Internet browser and by accessing bookmarked pages. To a lesser extent, it can also include navigating through referring or partner traffic sources. Name Development owns and maintains a portfolio of Internet domains, or Web properties, that are reflective of online user search terms, descriptive keywords and keyword strings. The Company has entered into agreements with advertising service providers to monetize its online user traffic, generated through direct navigation means, with pay-per-click listings. As such, the Company is able to facilitate the introduction of online users searching for specific information with targeted advertiser results.

The accompanying unaudited condensed consolidated financial statements of Name Development have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended December 31, 2004 are not necessarily indicative of the results that may be expected for the year ending June 30, 2005 or for any other period. The balance sheet at June 30, 2004 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements and notes should be read with the financial statements and notes thereto of Name Development Ltd. for the year ended June 30, 2004 included in Marchex, Inc.’s Form SB-2 dated February 3, 2005 filed with the Securities and Exchange Commission.

The Company’s functional currency is the U.S. dollar.

(2)	Significant Accounting Policies

The Company’s significant accounting policies are disclosed in the financial statements for the year ended June 30, 2004. The Company’s significant accounting policies have not materially changed during the six months ended December 31, 2004.

(3)	Concentrations

Primarily all of the Company’s cash at June 30, 2004, was held in bank deposit accounts with an Asia-Pacific financial institution. At December 31, 2004, sixty percent and forty percent of the Company’s cash was in bank deposit accounts with Asia-Pacific and European financial institutions, respectively.

Trade accounts receivable are recorded at contractual revenue sharing amounts due primarily from North-American based advertising services partners and do not bear interest. Other receivables relate to the sale of domain name intangible assets and are recorded at the agreed sales price. The buyer generally deposits the sales proceeds with an escrow company or agent that closes the sale on behalf of the Company.

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NAME DEVELOPMENT LTD.

Notes to Condensed Financial Statements (Unaudited)

June 30, 2004 and December 31, 2004

The percentage of revenue earned from advertising service partners representing more than 10% of revenue is as follows:

	Six months ended December 31,
	2003	2004
Advertising services partner A	83%	0%
Advertising services partner B	17%	100%

Accounts receivable from these advertising services partners are as follows:

	June 30, 2004	December 31, 2004
Advertising services partner B	$3,397,083	3,440,782

(4)	Related Party Transactions

In June 2002, the Company’s sole director appointed three corporate director companies as directors of the Company. These corporate director companies are affiliated with a trust company (Trust Company) that provides trust management services to the Company’s sole beneficial shareholder, a trust established for the purposes of holding the stock of the Company. These four directors exercise management and corporate oversight responsibilities. The Trust Company also provides certain administrative services to the Company. The Company paid the Trust Company compensation for administrative services of $13,606 and $265,177 in the six months ended December 31, 2003 and 2004, respectively

On October 8, 2004, the existing directors resigned and the sole nominee shareholder appointed a sole director, who is an employee of the Trust Company, to direct and manage the Company’s corporate actions. Subsequent to this date and prior to January 12, 2005, all corporate actions were approved by the sole director. On January 12, 2005, the sole director consented to the appointment of another individual as a director. Subsequent to this date, all corporate actions were approved by the two directors.

The Company has engaged a consultant to provide technical services related to the e-commerce activities of the Company. The consultant is one of the parties with a beneficial interest in the trust that holds the stock of the Company. The Company has accrued consulting expenses of approximately $60,000 and $72,655 in the six months ended December 31, 2003 and 2004, respectively, pursuant to agreements that were memorialized in 2004. As of June 30, 2004 and December 31, 2004, $210,000 and $0, respectively, is recorded as an accrued liability to the consultant, which is included as accrued expenses on the balance sheets.

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NAME DEVELOPMENT LTD.

Notes to Condensed Financial Statements (Unaudited)

June 30, 2004 and December 31, 2004

(5)	Intangible Assets

Intangible assets consist of the following:

	June 30, 2004	December 31, 2004
Internet domain names	$2,720,169	2,788,179
Less accumulated amortization	1,125,658	1,527,254

Intangible assets, net	$1,594,511	1,260,925

Amortization expense incurred by the Company was approximately $298,000 and $453,000 for the six months ended December 31, 2003 and 2004, respectively, and has been recorded in service costs in the condensed statements of operations.

(6)	Redeemable Preferred Stock and Stockholder’s Equity

On September 28, 2004 the Company completed a share recapitalization, which established three classes of stock; (a) 100 voting, nonparticipating Class A Common shares, (b) 100 nonvoting, participating Class B Common shares, and (c) 300,000,000 voting, nonparticipating, redeemable Class C Preferred shares. The sole stockholder of the Company exchanged all 50,000 common shares outstanding for 177,636,966 Class C Preferred shares and separately subscribed for one share of Class A Common stock and one share of Class B Common stock.

The Class C Preferred shares are redeemable at the option of the Company or the holder at any time for $1.00 per Class C Preferred share and the holder is entitled to one vote per each Class C Preferred share held. The redemption value of the Class C Preferred shares at the date of the recapitalization was $177.6 million.

As of June 30, 2004, the Company’s authorized and outstanding capital was made up of 50,000 shares of common stock, with one vote per share, which were held by a single stockholder.

During the six months ended December 31, 2003, there were three corporate directors appointed by the sole nominee shareholder. Corporate actions during these periods were approved by a majority of the duly appointed directors.

(7)	Subsequent Event

On November 19, 2004, Marchex, Inc. (Marchex) and the Company entered into a definitive agreement for Marchex to purchase certain identified assets of the Company for $164.2 million. The agreement provides for consideration consisting of $155.2 million in cash and $9 million in common stock of Marchex. On February 14, 2005, Marchex completed the acquisition of all the operating assets of the business, excluding cash, accounts receivable and the Company’s name.

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